Loan Agreement



                             dated as of January 1, 1993

                                     between the


                            Village of Hennepin, Illinois


                                        and



                                 Exolon-ESK Company



                        _____________________________________

                   Industrial Development Revenue Refunding Bonds
                            (Exolon-ESK Company Project)
                                     Series 1993
                        _____________________________________





                                   Loan Agreement
                                  Table of Contents
                                                                 Page
          Article I      Definitions                                      1

          Article II     Representations                                  1
          Section 2.1.   Representations of Issuer                        1
          Section 2.2.   Representations of Company                       3

          Article III    Completion of the Project                        5
          Section 3.1.   Project Complete                                 5
          Section 3.2.   Project Description                              5
          Section 3.3.   Operation of Project                             5

          Article IV     Issuance of Bonds; Loan to Company               5
          Section 4.1.   Issuance of Bonds                                5

          Article V      Repayment of Loan                                6
          Section 5.1.   Repayment of Loan                                6
          Section 5.2.   Additional Payments                              7
          Section 5.3.   Prepayments                                      7
          Section 5.4.   Payments Upon Determination of Taxability        7
          Section 5.5.   Obligations of Company Unconditional             7

          Article VI     Other Company Agreements                         8
          Section 6.1.   Maintenance of Existence                         8
          Section 6.2.   Financial Statements                             8
          Section 6.3.   Payment of Taxes                                 8
          Section 6.4.   Arbitrage                                        9
          Section 6.5.   Company's Obligation with Respect to
                         Exclusion of Interest Paid on the Bonds          9
          Section 6.6.   Maintenance of Insurance                        10
          Section 6.7.   Maintenance of Property                         10
          Section 6.8.   Access to the Project and Inspection            10
          Section 6.9.   Negative Covenant                               10

          Article VII    No Recourse to Issuer                           11
          Section 7.1.   No Recourse to Issuer                           11
          Section 7.2.   Indemnification                                 11

          Article VIII   Assignment                                      11
          Section 8.1.   Assignment by Company                           11
          Section 8.2.   Assignment by Issuer                            11

          Article IX     Defaults and Remedies                           12
          Section 9.1.   Remedies on Default                             12
          Section 9.2.   Delay Not Waiver                                12
          Section 9.3.   Attorneys' Fees and Expenses                    12

          Article X      Miscellaneous                                   12
          Section 10.1.  Notices                                         12
          Section 10.2.  Binding Effect                                  12
          Section 10.3.  Severability                                    13
          Section 10.4.  Amendments                                      13
          Section 10.5.  Right of Company To Perform Issuer's Agreements 13
          Section 10.6.  Applicable Law                                  13
          Section 10.7.  Captions                                        13
          Section 10.8.  Complete Agreement                              13
          Section 10.9.  Termination                                     13
          Section 10.10. Counterparts                                    14

          Exhibit A   Description of the Project
          Schedule 2.2(d)   Litigation
          Schedule 2.2(h)   Legal Requirements
          Schedule 2.2(i)   Properties and Assets


               Loan Agreement dated as of January 1, 1993, between the Village of Hennepin, Putnam County, Illinois, a political subdivision of the State of Illinois (the Issuer ), and Exolon-ESK Company, a Delaware corporation (the Company ).

               The Industrial Project Revenue Bond Act, Ill. Rev. Stat., ch. 29, paragraph 11-74-1 through 11-74-14, inclusive, as amended, empowers the Issuer to issue its revenue bonds for the purpose of financing an industrial project, including the refunding of revenue bonds previously issued by it. On December 28, 1984, the Issuer issued its Industrial Revenue Bonds, Series 1984 (Exolon-ESK Company Project) (the Prior Bonds ) for the purpose of refinancing costs of the Project (as described in Exhibit A hereto).

               The Issuer proposes to issue $8,000,000 Industrial Development Revenue Refunding Bonds (Exolon-ESK Company Project) Series 1993 pursuant to the Indenture in order to provide funds for the refunding of the Prior Bonds and to loan the proceeds of the Bonds to the Company, and the Company desires to use the proceeds to pay a portion of the cost of the refunding of the Prior Bonds, all on the terms and conditions set forth in this Loan Agreement.

               Accordingly, the Issuer and the Company hereby agree as follows:

                                      Article I

                                     Definitions

               For all purposes of this Loan Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture or Article I of the Covenant Agreement have the same meanings in this Loan Agreement.

                Indenture means the Indenture of Trust relating to the Bonds, dated as of the date of this Loan Agreement, between the Issuer and American National Bank and Trust Company of Chicago, as Trustee, as such Indenture of Trust may be amended or supplemented from time to time in accordance with its terms.

                                     Article II

                                   Representations


               Section 2.1. Representations of Issuer. The Issuer represents as follows:

               (a) The Issuer (1) is a political subdivision duly organized and existing under the laws of the State, (2) has full power and authority to enter into the transactions contemplated by this Loan Agreement and by the Indenture and to carry out its obligations under this Loan Agreement and the Indenture, including the issuance of the Bonds, (3) is not in default under any provisions of the laws of the State and (4) by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Bonds and the Indenture.

               (b) Under existing statutes and decisions, no taxes on income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control which action or omission would impair the exclusion of interest paid on the Bonds from the federal gross income of the owners of the Bonds.

               (c) Neither the execution and delivery by the Issuer of this Loan Agreement nor the consummation by the Issuer of the transactions contemplated by this Loan Agreement conflicts with, will result in a breach of or default under or will (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

               (d) Each of this Loan Agreement and the Indenture has been duly authorized, executed and delivered by the Issuer and each constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

               (e) There is no litigation or proceeding pending, or to the knowledge of the Issuer threatened, against the Issuer, or to the knowledge of the Issuer affecting it, which would adversely affect the validity of this Loan Agreement, the Indenture or the Bonds or the ability of the Issuer to comply with its obligations under this Loan Agreement, the Indenture or the Bonds.

               (f) The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in the preceding subsection
          (a).

               (g) The Issuer hereby finds and determines that, based on representations of the Company, all requirements of the Act have been complied with and that the refinancing of the Project through the issuance of the Bonds will further the public purposes of the Act.

               (h) No member, director, officer or official of the Issuer has any pecuniary interest in any employment, financing, agreement or other contract with the Company or in the transactions contemplated by this Loan Agreement.

               (i) The Issuer will apply the proceeds from the sale of the Bonds as specified in the Indenture and this Loan Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of or interest on which will be payable from the property described in the granting clause of the Indenture.

               Section 2.2. Representations of Company. The Company represents as follows:

               (a) The Company (1) is a corporation duly incorporated and in good standing in the state of Delaware, (2) is duly qualified to transact business and in good standing in the State and each other jurisdiction where its ownership or lease of property or the conduct of its business require such qualification, (3) is not in violation of any provision of its certificate of incorporation or its by-laws, (4) has full corporate power to own its properties and conduct its business, (5) has full legal right, power and authority to enter into this Loan Agreement and the Covenant Agreement and consummate all transactions contemplated by this Loan Agreement and the Covenant Agreement and (6) by proper corporate action has duly authorized the execution and delivery of this Loan Agreement and the Covenant Agreement.

               (b) Neither the execution and delivery by the Company of this Loan Agreement or the Covenant Agreement nor the consummation by the Company of the transactions contemplated by this Loan Agreement and the Covenant Agreement conflicts with, will result in a breach of or default under or will result in the imposition of any lien on any property of the Company pursuant to the certificate of incorporation or by-laws of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, indenture, agreement or instrument to which the Company is a party or by which it is bound.

               (c) Each of this Loan Agreement and the Covenant Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

               (d) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, against the Company or any Subsidiary which could adversely affect the validity of this Loan Agreement or the Covenant Agreement or the ability of the Company to comply with its obligations under this Loan Agreement or, except as identified on Schedule 2.2(d) attached hereto, which could have a material adverse effect on the financial position, results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

               (e) The information contained in the Tax Exemption Certificate and Agreement, the Project Certificate and all other written information relating to the Project provided by the Company to the Issuer and bond counsel for the Bonds is true and correct in all material respects.

               (f) (i) The Financial Statements as of December 31, 1991, 1990 and 1989 and for each of the three years then ended, reported on by Arthur Andersen & Co., copies of which have been delivered to the Initial Purchaser, fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of such dates and the results of their operation and their cash flows for each of the three years then ended in conformity with GAAP; and (ii) the unaudited Financial Statements as of September 30, 1992 and September 30, 1991 and for the nine months then ended, copies of which have been delivered to the Initial Purchaser fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of such dates and the results of their operations and their cash flows for the periods then ended in conformity with GAAP (subject to normal year-end adjustments).

               (g) Since December 31, 1991, there has been no material adverse change in the financial position, results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

               (h) Except as otherwise disclosed in the Placement Memorandum or in Schedule 2.2(h) attached hereto, the Company and each Subsidiary is in compliance in all material respects with all Legal Requirements affecting the Company or such Subsidiary, and all material Governmental Approvals necessary for the use or occupancy of their respective properties or the conduct of their business have been obtained by the Company and its Subsidiaries and are in full force and effect.

               (i) All properties and assets of the Company and each Subsidiary are owned by the Company or such Subsidiary free and clear of all liens, encumbrances, security interest and pledges except (i) liens for taxes not yet due or being contested in good faith and by appropriate proceedings for which adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; (iii) easements, rights-of-way, restrictions and other similar encumbrances that do not materially impair the use or value of the properties or assets of the Company or such Subsidiary; (iv) liens in favor of the United States of America for amounts paid to the Company or any Subsidiary as progress payments under government contracts entered into by it; (v) liens described in the Financial Statements referred to in paragraph (f) above or otherwise disclosed to the Initial Purchaser in writing; and (vi) liens encumbrances, securities interest and pledges identified in
          Schedule 2.2(1) attached hereto.

               (j) No condemnation or eminent domain proceeding has been commenced or, to the knowledge of the Company, is threatened against any material property of the Company or any Subsidiary.

               (k) The information contained in the Placement Memorandum and any other written information furnished to the Initial Purchaser is true, correct and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. There is no fact that the Company has not disclosed to the Issuer, bond counsel for the Bonds and the Initial Purchaser in writing that materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the financial position, results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Loan Agreement and the Covenant Agreement or any documents contemplated hereby or thereby.

               (1) All representations of the Company contained herein or in any certificate or other instrument delivered by the Company in connection herewith shall survive the execution and delivery thereof and issuance, sale and delivery of the Bonds.

                                     Article III

                              Completion of the Project

               Section 3.1. Project Complete. The acquisition, construction and installation of the Project has been completed as contemplated in accordance with the documents executed in connection with the issuance by the Issuer of the Industrial Project Revenue Bonds, Series A (ESK Corporation Project) dated February 1, 1979 (the Series 1979 Bonds ) which were refunded by the Issuer's Industrial Development Revenue Bonds, Series 1984 ESK Corporation Project dated February 15, 1984 which were refunded by the Prior Bonds.

                    Section 3.2. Project Description. The Company will not make any material change in the Project description contained in Exhibit A unless the Trustee and the Issuer receive an Opinion of Tax Counsel to the effect that such change will not impair the exclusion of interest on the Bonds from the gross income of holders of the Bonds for Federal income tax purposes. The cost of the Project for federal tax purposes, including the portion paid for from proceeds of the Series 1979 Bonds, including investment income, is set forth in Exhibit A. The provisions of this Section will not prohibit the Company from disposing of depreciated or worn out equipment.

               Section 3.3. Operation of Project. So long as the Company operates the Project, it will operate it as an industrial project as contemplated by the Act and will operate the Project in such a manner such that it will not impair the exclusion of interest on the Bonds from gross income of the holders of the Bonds for Federal income tax purposes under the Code and the regulations promulgated and proposed thereunder

                                     Article IV

                         Issuance of Bonds; Loan to Company

               Section 4.1. Issuance of Bonds; Loan to Company. In order to refund the Prior Bonds, the Issuer will issue, sell and deliver the Bonds to the initial purchasers thereof and deposit the proceeds of the Bonds with the Trustee as provided in Article IV of the Indenture. Such deposit shall constitute a loan to the Company under this Loan Agreement. The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with
          Section 4.01 of the Indenture. If the funds held pursuant to the Prior Indenture are not sufficient to accomplish the refunding of the Prior Bonds within 10 Business Days of Closing, the Company shall at its own expense and without any right of reimbursement in respect thereof immediately pay all amounts necessary to accomplish such refunding. The Company hereby approves the Indenture and the issuance by the Issuer of the Bonds.

                                      Article V

                                  Repayment of Loan

               Section 5.1. Repayment of Loan. The Company will repay the loan made to it under Section 4.1 as follows:

               (i) On the 1st day of March, 1993 and on the 1st day of each month thereafter to and including the 1st day of July, 1993 the Company shall pay to the Trustee an amount which is not less than one-fifth of the interest on the Bonds which will become due on July 1, 1993; provided if the Bonds are initially delivered after March 1, 1993 such payments due on or before March 1, 1993 shall be proportionally increased to reach the same result. On the 1st day of August, 1993 and on the 1st day of each month thereafter the Company shall pay to the Trustee an amount which is not less than the sum of one-sixth (1/6) of the interest which will become due on the next or current interest payment date on the outstanding Bonds and one-twelfth (1/12) of the principal of the outstanding Bonds which will become due on the next succeeding or current principal payment date by maturity, mandatory sinking fund redemption or extraordinary mandatory redemption. No such payment need be made however to the extent that there is a sufficient amount already on deposit with the Trustee and available for such purpose to be applied to such next interest payment or maturity, mandatory sinking fund redemption or extraordinary mandatory redemption payment. If the 1st day of any month is not a Business Day, the payment herein required to be made shall be made on the next succeeding Business Day.

               (ii) On or before 11:00 a.m. (local time at the principal corporate trust office of the Trustee) on each day on which any payment of either principal of, premium, if any and interest on the Bonds, or both, shall become due (whether at maturity, or upon redemption or acceleration or otherwise), the Company will pay an amount which, together with other moneys held by the Trustee under the Indenture and available therefor, will enable the Trustee to make such payment in full in a timely manner.

               If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.

               In furtherance of the foregoing, so long as any Bonds are outstanding the Company will pay all amounts required to prevent any deficiency or default in any payment of the Bonds, including any deficiency caused by an act or failure to act by the Trustee, the Company, the Issuer or any other person.

               All amounts payable under this Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company consents to such assignment. Accordingly, the Company will pay directly to the Trustee at its principal corporate trust office all payments payable by the Company pursuant to this Section.

               Section 5.2. Additional Payments. The Company will also pay the following within 30 days after receipt of a bill therefor:

               (a) The reasonable fees and expenses of the Issuer in connection with this Loan Agreement and the Bonds, such fees and expenses to be paid directly to the Issuer; provided that the Company Representative shall have approved such expenses in writing prior to their incurrence.

               (b) (i) The fees and expenses of the Trustee and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and
          (ii) all fees and expenses, including attorneys' fees, of the Trustee for any extraordinary services rendered by it under the Indenture. All such fees and expenses are to be paid directly to the Trustee or other fiduciary or agent for its own account as and when such fees and expenses become due and payable.

               Section 5.3. Prepayments. The Company may prepay to the Trustee all or any part of the amounts payable under Section 5.1 at the times and subject to the conditions that Bonds are subject to redemption as described in the Bonds. A prepayment shall not relieve the Company of its obligations under this Loan Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption.

               Section 5.4. Payments Upon Determination of Taxability. The Company shall pay on demand to any former holder of the Bonds all amounts required to be paid by the Issuer pursuant to
          Section 5.02 of the Indenture.

               Section 5.5. Obligations of Company Unconditional. The obligations of the Company to make the payments required by Sections 5.1, 5.3 and 5.4 and to perform its other agreements contained in this Loan Agreement shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments provided for in Section
          5.1 hereof, (b) will perform all its other agreements in this Loan Agreement and (c) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Loan Agreement.

                                     Article VI

                              Other Company Agreements

               Section 6.1. Maintenance of Existence. The Company agrees that during the term of this Loan Agreement and so long as any Bond is outstanding, it will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State of Delaware and qualified to do business in the States of New York and Illinois, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Company) to consolidate with or merge into it, except pursuant to the settlement agreement dated as of May 29, 1992 between the Company and Wacker Chemical Corporation, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless (a) in the case of any merger or consolidation, the Company is the surviving corporation, or (b)(i) the surviving, resulting or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the Company under this Loan Agreement, (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation or transfer and (iii) no such merger, consolidation or transfer shall result in a reduction in any rating then in effect on the Bonds. As long as the Covenant Agreement shall remain in effect, no such dissolution, disposal of assets, consolidation or merger shall occur except in compliance with the Covenant Agreement.

               Section 6.2. Financial Statements. The Company shall deliver to the Trustee and any Major Bondholder and, upon request, shall deliver to the Issuer (a) as soon as practicable and in any event within forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited financial report of the Company for such quarter and (b) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the financial report of the Company for such fiscal year audited by a firm of independent certified public accountants regularly retained by the Company. Each such report to the Trustee and such Bondholders will be accompanied by a no default certificate evidencing compliance with the Company Covenants.

               Section 6.3. Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge promptly all lawful taxes, assessments and other governmental charges or levies imposed upon the Project, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Project or any other property of the Company or such Subsidiary; provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim (i) if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted; (ii) if the Company shall have set aside on its books reserves (segregated to the extent required by GAAP) with respect thereto deemed adequate by the Company; and (iii) if failure to make such payment will not impair the use of the Project by the Company or such Subsidiary.

               Section 6.4. Arbitrage. The Company covenants with the Issuer and for and on behalf of the purchasers and owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding, moneys on deposit in any fund in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be arbitrage bonds within the meaning of Section 148 of the Code, and any lawful regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented or revised. The Company also covenants for the benefit of the Bondholders to comply with all of the provisions of the Tax Exemption Certificate and Agreement and the Project Certificate. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said Section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only if any investment made by virtue of such repeal, relaxation or decision would not, in the written Opinion of Tax Counsel, result in making the interest on the Bonds includible in the federal gross income of the owners of the Bonds.

               Section 6.5. Company's Obligation with Respect to Exclusion of Interest Paid on the Bonds;. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize or permit, to the extent such action is within the control of the Company, any action to be taken with respect to the Project, or the proceeds of the Bonds (including investment earnings thereon), or any other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from the federal gross income of the owners of the Bonds under Section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to in Section 103(b)(13) of the 1954 Code); and the Company also will not omit to take any action in its power which, if omitted, would cause the above result. The inclusion of interest on any Bond in the computation of the adjustment used in determining the alternative minimum tax for certain corporations, the environmental tax imposed by
          Section 59A of the Code or the branch profits tax on foreign corporations imposed by Section 884 of the Code does not constitute a loss of the exclusion from federal gross income of interest on the Bonds under Section 103 of the Code within the meaning of this Section. This provision shall control in case of conflict or ambiguity with any other provision of this Loan Agreement.

               The Company covenants and agrees to notify the Trustee, each Major Bondholder and the Issuer of the occurrence of any event of which the Company has notice and which event would require the Company to prepay the amounts due hereunder because of a redemption upon a Determination of Taxability (as defined in the Form of Bond attached to the Indenture as Exhibit A).
          The Company covenants and agrees that upon the enactment of appropriate changes to the Code it will, at its own expense, use all reasonable efforts to cause to be delivered to the Trustee the Opinion of Tax Counsel referred to in Section 3.02(b) of the Indenture.

               Section 6.6. Maintenance of Insurance. The Company agrees, as long as any Bonds are outstanding, to maintain and to cause each Subsidiary to maintain, insurance with respect to the Project and all of its other property, including business interruption insurance and liability insurance, with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general area. Evidence of insurance shall be provided to the Trustee and each Major Bondholder.

               Section 6.7. Maintenance of Property. The Company will, and will cause each Subsidiary to, as long as any Bonds are outstanding, maintain and preserve the Project and their other properties, real or personal, in good working order and condition, ordinary wear and tear excepted, it being understood that this agreement relates only to the good working order and condition of such property and shall not be construed as an agreement of the Company not to dispose of such property by sale, lease, transfer or otherwise in the ordinary course of business.

               Section 6.8. Access to the Project and Inspection. The Trustee, the Issuer, and the owners of 25% or more of outstanding principal amount of the Bonds shall have the right, at all reasonable times upon the furnishing of reasonable notice under the circumstances to the Company, to enter upon and to examine and inspect the Project. The Trustee, the Issuer, such Bondholders and their duly authorized agents shall also have such right of access to the Project as may be reasonably necessary for the proper maintenance of the Project, in the event of failure by the Company to perform its obligations relating to maintenance under this Loan Agreement. The Company hereby covenants to execute, acknowledge and deliver all such further documents, and do all such other acts and things as may be necessary to grant to the Trustee, the Issuer and such Bondholders such right of entry. The Trustee, The Issuer and such Bondholders shall also be permitted, at all reasonable times, to examine the books and records of the Company with respect to the obligations of the Company hereunder, but neither shall be entitled to access to trade secrets or other proprietary information (other than financial information) of the Company.

               Section 6.9. Negative Covenant;. So long as any of the Bonds remain outstanding, the Company will not, without the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Bonds, sell, transfer, convey, encumber, mortgage or otherwise dispose of the Project or substantially all thereof except as permitted by
          Section 6.1 and except as permitted in the Covenant Agreement.

                                     Article VII

                       No Recourse to Issuer; indemnification

               Section 7.1. No Recourse to Issuer. The Issuer will not be obligated to pay the Bonds except from revenues provided by the Company. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer or the State to levy or pledge any form of taxation whatever or to make any appropriation for their payment. Neither the Issuer nor any member or officer of the Issuer nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

               Section 7.2. Indemnification;. The Company during the term of this Loan Agreement releases the Issuer, the Trustee and their officers from and covenants and agrees that the Issuer, the Trustee and their officers shall not be liable for, and agrees to indemnify and hold the Issuer and the Trustee harmless against, any loss or damage to property or any injury to or death of any person occurring on or about or resulting from any defect in the Project, provided that the indemnity provided in this sentence shall be effective only to the extent of any loss that may be sustained by the Issuer, the Trustee or their officers or agents in excess of the net proceeds received by the Issuer or the Trustee from any insurance carried with respect to the loss sustained, and provided further, that the indemnity shall not be effective for damages that result from the negligence or wilful misconduct on the part of the Issuer, the Trustee or their officers or agents. The Company will also indemnify and save harmless the Issuer, the Trustee and their officers or agents from and against any and all losses, costs, charges, expenses, judgments and liabilities imposed upon or asserted against them with respect to the Project on account of any failure on the part of the Company to perform or comply with any of the provisions of this Loan Agreement.

                                    Article VIII

                                     Assignment

               Section 8.1. Assignment by Company. The Company may assign its rights and obligations under this Loan Agreement without the consent of either the Issuer or the Trustee, but no assignment will relieve the Company from primary liability for any obligations under this Loan Agreement.

               Section 8.2. Assignment by Issuer. The Issuer will assign its rights under and interest in this Loan Agreement (except for the Unassigned Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign or otherwise dispose of its rights under or interest in this Loan Agreement nor create or permit to exist any lien, encumbrance or other security interest in or on such rights or interest.

                                     Article IX

                                Defaults and Remedies

               Section 9.1. Remedies on Default. Whenever any Event of Default under the Indenture has occurred and is continuing, the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Loan Agreement.

               In addition, if an Event of Default is continuing with respect to any of the Unassigned Rights, the Issuer may take whatever action may appear necessary or desirable to it to enforce performance by the Company of such Unassigned Rights.

               Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 5.2, 7.2 and 9.3) shall be applied in accordance with the Indenture.

               Nothing in this Loan Agreement shall be construed to permit the Issuer, the Trustee, any Bondholder or any receiver in any proceeding brought under the Indenture to take possession of or exclude the Company from possession of the Project by reason of the occurrence of an Event of Default.

               Section 9.2. Delay Not Waiver; Remedies. A delay or omission by the Issuer or the Trustee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

               Section 9.3. Attorneys' Fees and Expenses. If the Company should default under any provision of this Loan Agreement and the Issuer should employ attorneys or incur other expenses for the collection of the payments due under this Loan Agreement, the Company will on demand pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

                                      Article X

                                    Miscellaneous

               Section 10.1. Notices. All notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

               Section 10.2. Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Section 6.1.

               Section 10.3. Severability. If any provision of this Loan Agreement shall be determined to be unenforceable at any time, that shall not affect any other provision of this Loan Agreement or the enforceability of that provision at any other time.

               Section 10.4. Amendments. After the issuance of the Bonds, this Loan Agreement may not be effectively amended or terminated without the written consent of the Trustee and in accordance with the provisions of the Indenture.

               Section 10.5. Right of Company To Perform Issuer's Agreements;. The Issuer irrevocably authorizes and empowers the Company to perform in the name and on behalf of the Issuer any agreement made by the Issuer in this Loan Agreement or in the Indenture which the Issuer fails to perform in a timely fashion if the continuance of such failure could result in an Event of Default. This Section will not require the Company to perform any agreement of the Issuer.

               Section 10.6. Applicable Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State.

               Section 10.7. Captions; References to Sections. The captions in this Loan Agreement are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this Loan Agreement. References to Articles and Sections are to the Articles and Sections of this Loan Agreement, unless the context otherwise requires.

               Section 10.8. Complete Agreement. This Loan Agreement represents the entire agreement between the Issuer and the Company with respect to its subject matter.

               Section 10.9. Termination. When no Bonds are Outstanding under the Indenture, the Company and the Issuer shall not have any further obligations under this Loan Agreement; provided that the Company's covenants in Sections 6.4 and 6.5 and the provisions of Section 5.3 with respect to mandatory redemption of the Bonds shall survive so long as any Bond remains unpaid, and the provisions of Sections 5.4 and 7.2 shall survive the termination of this Loan Agreement.

               Section 10.10. Counterparts. This Loan Agreement may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.

                                        Village of Hennepin, Putnam County,
                                        Illinois


                                        By   Jack Grant
                                             Village President
          [Seal]

          Attest:


          By   Kathleen Spratt
               Village Clerk


                                        Exolon-ESK Company





                                        By   William H. Nehill
                                        Its  Executive Vice President